PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Alison Griffin
February 15, 2017		(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
FOURTH QUARTER AND FULL YEAR 2016 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its fourth quarter and full year 2016 results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 9:00 a.m. Eastern Time and may be accessed using conference ID 61035498 via telephone in the U.S. at 1-866-392-3507 (internationally at 1-614-999-9383) or by live webcast which includes a slide presentation, the link for which is provided under “Investor Center” on the Company's website (www.dynexcapital.com).
Fourth Quarter 2016 Highlights

•	Comprehensive loss of $(0.37) per common share comprised of net income to common shareholders of $1.36 per common share and other comprehensive loss of $(1.73) per common share

•	Core net operating income, a non-GAAP measure, of $0.20 per common share

•	Net interest spread of 1.84% and adjusted net interest spread, a non-GAAP measure, of 1.81%

•	Book value per common share of $7.18 at December 31, 2016, a decrease of $(0.58) from September 30, 2016 book value per common share of $7.76

•	Leverage of 6.3x shareholders’ equity at December 31, 2016 versus 5.8x shareholders’ equity at September 30, 2016

•	Dividend declared of $0.21 per common share
Full Year 2016 Highlights

•	Comprehensive income of $0.29 per common share comprised of net income to common shareholders of $0.69 per common share and other comprehensive loss of $(0.40) per common share

•	Core net operating income, a non-GAAP measure, of $0.83 per common share

•	Net interest spread of 1.97% and adjusted net interest spread, a non-GAAP measure, of 1.88%
Fourth Quarter 2016 Earnings Summary
Comprehensive loss to common shareholders was $(18.4) million for the fourth quarter of 2016 versus comprehensive income to common shareholders of $13.1 million for the third quarter of 2016. Comprehensive loss to common shareholders for the fourth quarter of 2016, which includes net income to common shareholders of $66.8 million and other comprehensive loss to common shareholders of $(85.2) million, consisted primarily of the following:

•	net interest income from investments of $16.1 million versus $15.1 million for the third quarter

•	gain on derivative instruments, net of $56.5 million versus $2.4 million for the third quarter, and;

•	an unrealized loss on MBS of $(85.1) million versus an unrealized gain of $0.8 million for the third quarter.
The increase in net interest income of $1.0 million for the fourth quarter of 2016 from the third quarter is comprised of an increase of $1.7 million in interest income partially offset by an increase of $0.7 million in interest expense. The increase in interest income during the quarter included $1.0 million from amortization adjustments and net prepayment penalty income received on CMBS IO, $0.4 million on CMBS primarily from discount accretion on a legacy non-Agency CMBS that prepaid, and a net $0.2 million from a larger average balance of MBS. Partially offsetting the increase in interest income, interest expense increased $0.7 million primarily due to higher borrowing rates on repurchase agreements as a result of short-term interest rates increasing during the fourth quarter of 2016.
Net gain on derivative instruments increased $54.1 million for the fourth quarter of 2016 compared to the third quarter of 2016 primarily due to changes in fair value of derivative instruments as a result of increasing interest rates, particularly between the 5-10 year maturity points of the curve during the fourth quarter. The increase in interest rates was also the primary driver of the unrealized loss on MBS of $(85.1) million, which was partially offset by tighter credit spreads across the majority of the Company's portfolio.
Core net operating income to common shareholders, a non-GAAP measure, was $10.0 million for the fourth quarter of 2016, essentially unchanged from the previous quarter. Core net operating income excludes the change in fair value of derivative instruments included in GAAP net income and the unrealized loss on MBS included in other comprehensive loss. For more information see “Reconciliations of GAAP Measures to Non-GAAP Measures” in this release.
Book Value Per Common Share
The increase in interest rates during the fourth quarter of 2016 was also the primary driver of the decline of $(0.58) in the Company's book value per common share to $7.18 as of December 31, 2016. The Company estimates that the net impact of increasing interest rates on the fair value of MBS and derivatives on book value per common share was $(0.78) per common share, partially offset by an estimated benefit of approximately $0.20 per common share from tighter credit spreads. Economic return on book value was (4.8)% for the fourth quarter of 2016 and 4.0% for the full year. Economic return on book value is calculated by dividing the sum of dividends declared per common share and the change in book value per common share for the respective period divided by beginning book value per common share.
Investments and Related Financing
Below is a summary of the activity in the Company's MBS portfolio during the fourth quarter of 2016:

($ in thousands)	RMBS	CMBS	CMBS IO	Total
Balance at September 30, 2016	$1,339,268	$1,027,976	$743,223	$3,110,467
Purchases	—	278,384	59,846	338,230
Principal payments	(90,541)	(22,691)	—	(113,232)
Sales	—	—	—	—
Net premium amortization	(4,079)	(1,501)	(32,714)	(38,294)
Unrealized loss	(9,881)	(59,397)	(15,809)	(85,087)
Balance at December 31, 2016	$1,234,767	$1,222,771	$754,546	$3,212,084
The Company has been preserving capital in lieu of reinvestment throughout most of 2016. During the fourth quarter of 2016, however, the Company purchased CMBS and CMBS IO as yields on available investments and risk adjusted returns improved relative to prior quarters.
The following table presents detailed information for the Company's effective yield:

	Three Months Ended
	December 31, 2016		September 30, 2016
($ in thousands)	Average Balance	Effective Yield	Average Balance	Effective Yield
RMBS	$1,289,139	1.84%	$1,390,401	1.85%
CMBS	1,115,835	3.08%	974,240	3.17%
CMBS IO	741,577	3.92%	724,859	3.88%
MBS effective yield:	$3,146,551	2.77%	$3,089,500	2.75%

Other investments:	20,047	3.78%	21,384	3.84%
Total effective yield:	$3,166,598	2.78%	$3,110,884	2.75%

Effective yield on investments increased to 2.78% for the fourth quarter of 2016 compared to 2.75% for the previous quarter primarily due to the decreased premium amortization and increased prepayment penalty compensation mentioned previously.
The following table presents the Company's financing balances and average rates by the type of security pledged as collateral as of and for the periods indicated:

	As of December 31, 2016		As of September 30, 2016
Collateral Type	Balance	Weighted Average Rate	Balance	Weighted Average Rate
($ in thousands)
Agency RMBS	$1,157,302	0.82%	$1,156,635	0.70%
Non-Agency RMBS	26,149	1.98%	38,613	1.88%
Agency CMBS	1,005,726	0.82%	594,661	0.69%
Non-Agency CMBS	66,881	1.63%	69,687	1.50%
Agency CMBS IO	346,892	1.57%	322,632	1.38%
Non-Agency CMBS IO	291,199	1.67%	290,626	1.45%
Securitization financing bond	4,803	2.00%	5,424	1.86%
Total repurchase agreement financing	$2,898,952	1.03%	$2,478,278	0.91%

FHLB advances collateralized with Agency CMBS	$—	—%	$263,000	0.51%

	Three Months Ended December 31, 2016		Three Months Ended September 30, 2016
Collateral Type	Average Balance	Weighted Average Rate	Average Balance	Weighted Average Rate
($ in thousands)
Agency RMBS	$1,156,147	0.78%	$1,218,852	0.67%
Non-Agency RMBS	29,653	1.90%	42,359	1.85%
Agency CMBS	884,786	0.75%	564,119	0.68%
Non-Agency CMBS	68,257	1.53%	89,221	1.43%
Agency CMBS IO	335,630	1.41%	328,644	1.34%
Non-Agency CMBS IO	289,266	1.49%	287,608	1.42%
Securitization financing bond	5,030	1.91%	5,760	1.84%
Total repurchase agreement financing	2,768,769	0.95%	2,536,563	0.89%
Other financing (1)	64,101	0.59%	270,385	0.53%
Total average liabilities and cost of funds	$2,832,870	0.94%	$2,806,948	0.85%
(1) Other financing includes FHLB advances collateralized with Agency CMBS and non-recourse collateralized financing collateralized with a portion of the mortgage loans held for investment, net on the Company's consolidated balance sheet.
The Company's cost of funds increased 9 basis points for the fourth quarter of 2016 to 0.94% compared to 0.85% for the third quarter of 2016 primarily as a result of the increase in short-term interest rates during the fourth quarter. The increase of 9 basis points in the Company's cost of funds net of the increase in effective yield of 3 basis points resulted in a net interest spread decrease of 6 basis points to 1.84% for the fourth quarter of 2016 from 1.90% for the third quarter of 2016.
Hedging Activities
The following table summarizes certain information with respect to the Company's derivative instruments at December 31, 2016:

Effective Period	Weighted Average Notional Outstanding for the Period (1)	Weighted Average Net Pay Rate (1)
($ in thousands)
2017	$198,110	0.52%
2018	1,712,466	1.79%
2019	1,654,164	1.83%
2020	1,377,391	2.11%
2021	1,509,726	2.26%
2022	1,253,425	2.52%
2023	1,250,000	2.52%
2024	1,257,104	2.52%
2025	845,342	2.47%
2026	491,370	2.43%

(1)	Includes pay-fixed interest rate swaps, net of receive-fixed interest rate swaps.
During the fourth quarter of 2016, the Company terminated all of its 3-month Eurodollar futures with a combined notional balance of $6.3 billion and added a net $2.1 billion notional in forward-starting interest rate swaps at a weighted average pay-fixed rate of 2.03% to mitigate anticipated increases in interest rates from 2018 through 2025. Subsequent to December 31, 2016, the Company has added an additional $1.3 billion notional in current pay-fixed interest rate swaps with a weighted average rate of 1.27% and a term of one year.
The following table details the components of the gain on derivative instruments, net recognized in the consolidated statement of comprehensive income for the fourth quarter of 2016:

($ in thousands)	Change in Fair Value of Derivative Instruments	Periodic Interest Costs (1)	Gain (Loss) on Derivative Instruments, Net
Receive-fixed interest rate swaps	$(9,848)	$1,063	$(8,785)
Pay-fixed interest rate swaps	57,807	(1,202)	56,605
Eurodollar futures	8,726	—	8,726
Total	$56,685	$(139)	$56,546

(1)	Amounts represent interest earned or incurred related to interest rate swaps effective during the quarter.

The fair value of derivative instruments increased significantly during the fourth quarter of 2016 as a result of increasing interest rates as mentioned previously. Of the $56.7 million change in fair value, $8.7 million is related to the $6.3 billion notional of Eurodollar futures that were terminated during the quarter at a termination value of $33.9 million. Periodic interest costs for the fourth quarter of 2016 were relatively flat compared to the prior quarter as the average notional amount of net current pay-fixed interest rate swaps of $305.0 million outstanding during the fourth quarter of 2016 at an average net pay-fixed rate of 0.64% remained unchanged from the prior quarter.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO.  Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread. Schedules reconciling these non-GAAP financial measures to GAAP are provided as a supplement to this release. Management uses core net operating income (including per common share) as an estimate of the net interest earnings from our investments after operating expenses. In connection with core net operating income, management uses adjusted interest expense, adjusted cost of funds, adjusted net interest income, and adjusted net interest spread because management considers net periodic interest costs related to the Company's derivative instruments as an additional cost of using repurchase agreements to finance investments. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers even though peer companies may present non-GAAP measures on a different basis than the Company's. Because these non-GAAP financial measures exclude certain items used to compute GAAP net income to common shareholders and GAAP interest expense, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income. In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, statements regarding future interest rates, our views on expected characteristics of future investment environments, prepayment rates on our investment portfolio and risks posed by our investment portfolio, our future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, changes in general economic and market conditions, including volatility in the credit markets which impacts asset prices and the cost and availability of financing, defaults by borrowers, availability of suitable reinvestment opportunities, variability in investment portfolio cash flows, fluctuations in interest rates, fluctuations in property capitalization rates and values of commercial real estate, defaults by third-party servicers, prepayments of investment portfolio assets, other general competitive factors, uncertainty around government regulatory and monetary policy, the impact of regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and ongoing financial institution regulatory reform efforts, the full impacts of which are unknown at this time, and another ownership change under Section 382 that further impacts the use of our tax net operating loss carryforward. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and other reports filed with and furnished to the Securities and Exchange Commission.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share and per share data)

	December 31, 2016	December 31, 2015
ASSETS	(unaudited)
Mortgage-backed securities	$3,212,084	$3,493,701
Mortgage loans held for investment, net	19,036	24,145
Investment in limited partnership	—	10,835
Investment in FHLB stock	9	11,475
Cash and cash equivalents	74,120	33,935
Restricted cash	24,769	51,190
Derivative assets	28,534	7,835
Principal receivable on investments	11,978	6,193
Accrued interest receivable	20,396	22,764
Other assets, net	6,805	7,975
Total assets	$3,397,731	$3,670,048

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$2,898,952	$2,589,420
FHLB advances	—	520,000
Non-recourse collateralized financing	6,440	8,442
Derivative liabilities	6,922	41,205
Accrued interest payable	3,156	1,743
Accrued dividends payable	12,268	13,709
Other liabilities	2,809	3,504
Total liabilities	2,930,547	3,178,023

Shareholders’ equity:
Preferred stock, par value $.01 per share; 50,000,000 shares authorized; 4,571,937 and 4,550,000 shares issued and outstanding, respectively ($114,298 and $113,750 aggregate liquidation preference, respectively)	$110,005	$109,658
Common stock, par value $.01 per share, 200,000,000 shares authorized; 49,153,463 and 49,047,335 shares issued and outstanding, respectively	492	490
Additional paid-in capital	727,369	725,358
Accumulated other comprehensive loss	(32,609)	(12,768)
Accumulated deficit	(338,073)	(330,713)
Total shareholders' equity	467,184	492,025
Total liabilities and shareholders’ equity	$3,397,731	$3,670,048

Book value per common share	$7.18	$7.71

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
 (amounts in thousands except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)
Interest income	$22,858	$25,522	$91,898	$100,244
Interest expense	6,753	5,833	25,231	22,605
Net interest income	16,105	19,689	66,667	77,639

Gain (loss) on derivative instruments, net	56,546	17,854	(5,606)	(43,128)
Loss on sale of investments, net	—	(908)	(4,238)	(978)
Fair value adjustments, net	17	(6)	103	69
Other (expense) income, net	(18)	180	880	610
General and administrative expenses:
Compensation and benefits	(1,720)	(2,308)	(7,550)	(9,103)
Other general and administrative	(1,869)	(1,970)	(7,157)	(8,565)
Net income	69,061	32,531	43,099	16,544
Preferred stock dividends	(2,303)	(2,294)	(9,185)	(9,176)
Net income to common shareholders	$66,758	$30,237	$33,914	$7,368

Other comprehensive income:
Change in net unrealized gain on available-for-sale investments	$(85,087)	$(46,512)	$(23,828)	$(38,561)
Reclassification adjustment for loss on sale of investments, net	—	908	4,238	978
Reclassification adjustment for de-designated cash flow hedges	(99)	727	(251)	3,499
Total other comprehensive loss	(85,186)	(44,877)	(19,841)	(34,084)
Comprehensive (loss) income to common shareholders	$(18,428)	$(14,640)	$14,073	$(26,716)

Net income per common share-basic and diluted	$1.36	$0.61	$0.69	$0.14
Weighted average common shares	49,151	49,299	49,114	52,847

DYNEX CAPITAL, INC.
KEY FINANCIAL MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

		4Q2016		3Q2016		2Q2016		1Q2016		4Q2015
Net income (loss) per common share		$1.36		$0.25	$(0.11)		$(0.81)			$0.61
Core net operating income per common share (1)		$0.20		$0.20		$0.21		$0.22		$0.25
Comprehensive (loss) income per common share	$(0.37)			$0.27		$0.35		$0.04	$(0.30)
Dividends per common share		$0.21		$0.21		$0.21		$0.21		$0.24
Book value per common share, end of period		$7.18		$7.76		$7.69		$7.54		$7.71
Leverage at period end (2)	6.3	x	5.8	x	6.1	x	6.4	x	6.5	x
Average interest earning assets		$3,166,598		$3,110,884		$3,242,413		$3,429,875		$3,598,748
Average interest bearing liabilities		$2,832,870		$2,806,948		$2,916,432		$3,095,490		$3,237,574
Net interest income		$16,105		$15,067		$16,716		$18,779		$19,689
Adjusted net interest income (1)		$15,866		$14,813		$16,150		$17,126		$19,093
Effective yield by investment type:
RMBS		1.84%		1.85%		1.90%		1.91%		1.91%
CMBS		3.08%		3.17%		3.28%		3.33%		3.19%
CMBS IO		3.92%		3.88%		3.83%		3.85%		3.90%
Mortgage loans held for investment		3.78%		3.84%		3.80%		3.82%		3.96%
Effective yield-all investments		2.78%		2.75%		2.77%		2.78%		2.74%
Cost of funds (3)		0.94%		0.85%		0.83%		0.81%		0.70%
Net interest spread		1.84%		1.90%		1.94%		1.97%		2.04%
Adjusted cost of funds (1)		0.97%		0.88%		0.90%		1.02%		0.78%
Adjusted net interest spread (1)		1.81%		1.87%		1.87%		1.76%		1.96%
CPR for Agency RMBS (4)		19.3%		18.9%		17.4%		13.2%		13.5%

(1)	Non-GAAP financial measures are reconciled in the supplement to this release.

(2)	Leverage is calculated by dividing total liabilities by total shareholders' equity.

(3)	Percentages shown are based on annualized interest expense amounts divided by average interest bearing liabilities.

(4)	Represents the 3-month average constant prepayment rate ("CPR").

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
GAAP net income (loss) to common shareholders	$66,758	$12,406	$(5,525)	$(39,725)	$30,237
Less:
(Accretion) amortization of de-designated cash flow hedges (1)	(99)	(99)	(80)	27	727
Change in fair value of derivative instruments, net (2)	(56,686)	(2,564)	15,811	46,584	(19,177)
Loss on sale of investments, net	—	—	297	3,941	908
Fair value adjustments, net	(17)	(34)	(28)	(24)	6
Core net operating income to common shareholders	$9,956	$9,709	$10,475	$10,803	$12,701

Weighted average common shares	49,151	49,147	49,119	49,041	49,299
Core net operating income per common share	$0.20	$0.20	$0.21	$0.22	$0.25

				Year Ended
				December 31, 2016	December 31, 2015
GAAP net income to common shareholders				$33,914	$7,368
Less:
(Accretion) amortization of de-designated cash flow hedges (1)				(251)	3,499
Change in fair value of derivative instruments, net (2)				3,145	37,398
Loss on sale of investments, net				4,238	978
Fair value adjustments, net				(103)	(69)
Core net operating income to common shareholders				$40,943	$49,174

Weighted average common shares				49,114	52,847
Core net operating income per common share				$0.83	$0.93
(1) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the amortization (accretion) of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.

(2)	Amount includes any realized gains (losses) recognized during the period presented and excludes net periodic interest costs of derivative instruments.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands except per share data)

	Three Months Ended
	December 31, 2016		September 30, 2016		June 30, 2016
	Amount	Yield/Rate	Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income	$22,858	2.78%	$21,135	2.75%	$22,816	2.77%
GAAP interest expense/cost of funds	6,753	0.94%	6,068	0.85%	6,100	0.83%
Net interest income/spread	16,105	1.84%	15,067	1.90%	16,716	1.94%

GAAP interest expense/cost of funds	$6,753	0.94%	$6,068	0.85%	$6,100	0.83%
Less: accretion of de-designated cash flow hedges (1)	99	0.01%	99	0.01%	80	—%
Add: net periodic interest costs of derivative instruments	140	0.02%	155	0.02%	486	0.07%
Adjusted interest expense/adjusted cost of funds	6,992	0.97%	6,322	0.88%	6,666	0.90%

Adjusted net interest income/spread	$15,866	1.81%	$14,813	1.87%	$16,150	1.87%

			Three Months Ended
			March 31, 2016		December 31, 2015
			Amount	Yield/Rate	Amount	Yield/Rate
GAAP interest income			$25,089	2.78%	$25,522	2.74%
GAAP interest expense/cost of funds			6,310	0.81%	5,833	0.70%
Net interest income/spread			18,779	1.97%	19,689	2.04%

GAAP interest expense/cost of funds			$6,310	0.81%	$5,833	0.70%
Less: amortization of de-designated cash flow hedges (1)			(27)	—%	(727)	(0.08)%
Add: net periodic interest costs of derivative instruments			1,680	0.21%	1,323	0.16%
Adjusted interest expense/ adjusted cost of funds			7,963	1.02%	6,429	0.78%

Adjusted net interest income/spread			$17,126	1.76%	$19,093	1.96%

			Year Ended
			December 31, 2016		December 31, 2015
GAAP interest income			$91,898	2.82%	$100,244	2.71%
GAAP interest expense/cost of funds			25,231	0.85%	22,605	0.68%
Net interest income/spread			66,667	1.97%	77,639	2.03%

GAAP interest expense/cost of funds			$25,231	0.85%	$22,605	0.68%
Less: accretion (amortization) of de-designated cash flow hedges (1)			251	0.01%	(3,499)	(0.11)%
Add: net periodic interest costs of derivative instruments			2,461	0.08%	5,730	0.18%
Adjusted interest expense/adjusted cost of funds			27,943	0.94%	24,836	0.75%

Adjusted net interest income/spread			$63,955	1.88%	$75,408	1.96%

(1)
Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion (amortization) of the balance remaining in accumulated other comprehensive loss as of June 30, 2013 as a result of the Company's discontinuation of hedge accounting.